                                                                   EXHIBIT 10.28


                    CONTRACT FOR PURCHASE AND SALE OF STOCK
                    ---------------------------------------

       THIS CONTRACT, made and entered into this 15th day of May, 1996, by and between WERNER A. ARNOLD (the "Seller") and CHICAGO MINIATURE LAMP, INC., an Oklahoma corporation (the "Buyer").

                              W I T N E S S E T H:

       WHEREAS, the Seller is the beneficial and record owner of all of the issued and outstanding shares of capital stock of ALBA LAMPS, INC., an Illinois corporation (the "Company") and desires to sell 50% of such shares of capital stock (the "Shares") pursuant to this Agreement; and

       WHEREAS, the Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller the Shares on the terms and subject to the conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the premises and of the covenants, terms and conditions herein contained, the Seller and the Buyer hereby agree as follows:

                                   ARTICLE II
                                 Sale of Shares
                                 --------------

       The Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the Shares. The Seller shall transfer the Shares to the Buyer on the Closing Date (as hereinafter defined), and immediately prior to the transfer the Shares shall be duly and validly issued in the name of the Seller, fully paid and nonassessable, and free and clear of any claim, lien or encumbrance of any kind.

                                   ARTICLE II
                         Purchase Price for the Shares
                         -----------------------------

       The purchase price to be paid by the Buyer to the Seller for the Shares shall be DM 3,100,000 in cash to be paid by the Buyer to the Seller by wire transfer on the Closing Date.

                                  ARTICLE III
            Representations, Warranties and Covenants of the Seller
            -------------------------------------------------------

       The Seller represents, warrants and covenants as follows:

       3.1  Stock and Stockholdings.  The authorized capital stock of the
            -----------------------
Company consists of 10,000 shares of common stock (no par value), 1,000 shares of which constitute the Shares and, as of the Closing Date, shall be outstanding and issued to the Seller. Except for the Shares, there are no other shares of capital stock of the Company issued and outstanding except for an additional 1,000 shares of common stock of the Company owned by the Seller. The Shares have been duly and legally issued to the Seller, are fully paid and nonassessable and are free and clear of any mortgage, pledge, hypothecation, lien, encumbrance or burden of any kind. There are no other classes of stock authorized, and there are not authorized, issued or outstanding, any options, warrants or other rights to purchase or otherwise acquire from the Company or the Seller any shares of stock or other securities of the Company, except for agreements with the Buyer. The Seller is subject to no agreement with any other person or entity relating in any respect to the Company, the Shares or the sale or transfer of the Shares. The Seller has full power, capacity and authority to sell, assign and transfer the Shares to the Buyer.

       3.2  Financial Statements.  The Seller has heretofore delivered to the
            --------------------
Buyer financial statements consisting of (i) an unaudited Balance Sheet for the Company, as of December 31, 1995, (ii) an unaudited Profit and (Loss) Statement for the Company for the fiscal year ended December 31, 1995 and (iii) an unaudited Balance Sheet for the Company as of April 30, 1996. Such financial statements present fairly the financial condition of the Company, as of the respective dates of such financial statements, and except as disclosed in said financial statements, as of the respective dates of such financial statements, the Company had no liabilities of any nature, whether accrued, absolute, direct, contingent, unliquidated or otherwise.

       3.3  Employment and Labor Matters.  Schedule 3.3 contains a list of all
            ----------------------------
employees, their commissions, accrued vacation pay, sick pay, severance pay and other accrued employee benefits through December 31, 1995. Except as set forth on Schedule 3.3 or shown as liabilities on the April 30, 1996 balance sheet of the Company provided to the Buyer, the Company is not liable to any of its employees for any amount of commissions, bonuses, profit sharing payments, severance pay, accrued vacation, or any other similar payments, and from April 30, 1996 to the Closing Date no additional accruals shall occur for any obligations to the Company's employees (except for salaries). Except as set forth on Schedule 3.3, the Company is not a party to any pension, profit sharing, retirement or other deferred compensation plan or agreement. Prior to the Closing Date, the Company's profit sharing plan and 401(k) Plan will have been terminated, and neither the Company nor the Buyer shall be liable for any expense or liability as a result of such termination. The Company has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. The Company has not been a party to a "prohibited transaction," which would subject it to any tax or penalty. Except as set forth on Schedule 3.3, there are no collective bargaining agreements or negotiations therefor, labor grievances or arbitration proceedings against the Company pending or threatened, and to the knowledge of the Seller, there are no union organizing activities currently pending or threatened against or involving the Company.

       3.4  Material Contracts. Except as set forth in Schedule 3.4, the Company
            ------------------
has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

       3.5  Compliance with Environmental Laws.  The Company is in compliance
            ----------------------------------
with all applicable pollution control and environmental laws, rules and regulations. Schedule 3.5 describes all environmental licenses, permits and other authorizations held by the Company relative to compliance with environmental laws, rules and regulations, each of which is valid and in full force and effect.

       3.6  No Litigation.  There are no actions, suits, claims, complaints or
            -------------
proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

       3.7  No Adverse Changes.  Since December 31, 1995, there have been no
            ------------------
actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company. The amount of stockholders equity of the Company on the Closing Date (determined in a manner consistent with that used in the preparation of the April 30, 1996 balance sheet provided to Buyer) shall be equal to or greater than the amount of stockholders equity shown on the April 30, 1996 balance sheet.

       3.8 Taxes.  Except as set forth in Schedule 3.8, the Company has filed
           -----
all federal, state, local and national tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and there exists a substantial basis in law and fact for all positions taken in such reports. All Taxes in respect of the operations of the Company have been paid. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

       3.9  Properties.  The Company has good and marketable title to all its
            ----------
personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets, including all patents, licenses and other intellectual property used in the business of the Company and all property reflected in the Company's financial statements provided to the Buyer (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Schedule 3.9. The Company owns no real property. The assets and properties owned, operated or leased by the Company and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended. Schedule 3.9 also contains a list of all leases of real and personal property used by the Company. All such leases are valid and binding in accordance with their respective terms, and there are no defaults or events of default or events which with giving of notice or lapse of time which would constitute a default on the part of the Company.

       3.10 Inventories.  The inventory of raw materials and supplies of the
            -----------
Company is useable in the ordinary course of its business. Inventory of finished goods and work-in-process of the Company is saleable in the ordinary course of its business without discount.

       3.11 Accounts Receivable.  The amount shown as accounts receivable in the
            -------------------
Company's financial statements provided to the Buyer and all accounts receivable arising thereafter have been collected or represent good and collectible receivables within 120 days after the invoice date.

       3.12   Changes.  From December 31, 1995 to the Closing Date:
              -------

            (a) The Company has operated and will operate its business in the usual, regular and ordinary course and not otherwise and has performed and will perform the usual and normal maintenance of and upon its property so as to keep it in good order, repair and condition.

            (b) The Company has kept and will keep in full force and effect all of the fire, casualty, liability, product liability and other insurance, and all bonds on personnel, which it was carrying on December 31, 1995.

            (c) The Company has not sold, disposed of, mortgaged or encumbered, nor will it sell, dispose of, mortgage or encumber any of its property or assets or interests therein other than products sold in the usual, regular and ordinary course of business from its inventory. The Company has not acquired nor will it acquire, any property or assets other than inventory and products used in the usual, regular and ordinary course of business.

            (d) Except as set forth on Schedule 12(d), the Company has not entered into any employment contract, collective bargaining agreement, consultation agreement or employees' pension, retirement, insurance, profit sharing or stock plan or other contract or agreement, nor will it enter into any such contracts or agreements or into negotiations with respect to any such contracts or agreements without the prior written consent of the Buyer.

            (e) Seller will use its best efforts to cause the Company to preserve its present organizations intact and to keep available the services of its present employees and agents.

            (f) The Company has not incurred nor will it incur any indebtedness for borrowed moneys. Except as set forth on Schedules 3.3, 3.9 and 3.12(d), the Company has not become nor will it become a guarantor or surety or otherwise become responsible in any manner with respect to any undertaking of another person or entity.

            (g) The Company has not authorized, declared, paid or made nor will it authorize, declare, pay or make any dividends on capital stock or any distribution, liquidating or otherwise, on or with respect to its capital stock (whether in property or money). The Company has not authorized or made nor will it authorize or make any direct or indirect redemption, purchase, or acquisition of any of its capital stock or any split-up, combination, or other reclassification of any of such stock.

            (h) The Company has not authorized nor will it authorize the issuance of any capital stock or other securities.

            (i) The Company has not authorized or entered into, nor will it authorize or enter into any merger, consolidation, reorganization, dissolution or other action or transaction which would change its corporate or capital structure.

            (j) The Company has maintained and will maintain all books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior periods.

            (k) There has not occurred and there shall not occur any increase (or discussion of any increase) in the compensation payable or to become payable by the Company to any of its officers and employees, and, except as set forth on Schedule 3.3, no bonus has been discussed or paid or will be paid to, any of its officers or employees.

            (l) There has not occurred and shall not occur any transaction or event which adversely affects the financial condition, results of operations, assets, liabilities, or prospects of the Company in any material adverse respect.

            (m) There has not occurred and shall not occur any amendment or changes in the by-laws or certificate of incorporation or organization of the Company.

PROVIDED, however, that the Buyer may in writing waive or approve noncompliance by the Seller with any provision of this Section 3.12 or any action by the Company which would result in a breach of this Section 3.12, and such noncompliance or action, so waived or approved, shall not be deemed a breach hereof.

       3.13 Right of Inspection.  The Seller hereby covenants and agrees with
            -------------------
the Buyer that during the period between the date hereof and the Closing Date, the Buyer and its employees, agents, consultants, attorneys and auditors, shall be permitted full access during normal business hours to all of the properties, books, contracts, charter documents, documents of title, accounts and other financial data and all related business records of the Company and that the Buyer shall be furnished during such period with all information concerning the affairs of the Company as the Buyer may reasonably request. It is expressly understood and agreed that in the event the transactions contemplated by this Contract shall not close as herein set forth, all information acquired pursuant to this Contract or otherwise shall remain confidential to the parties and shall not be disclosed to any third parties.

                                   ARTICLE IV
             Representations, Warranties and Covenants of the Buyer
             ------------------------------------------------------

       The Buyer represents, warrants and covenants as follows:

       4.1  Authority.  The execution and delivery of this Contract and the
            ---------
consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer.

       4.2  Investment Intent.  Buyer is acquiring the Shares for investment for
            -----------------
its own account, and not with a view to the sale or distribution thereof, and Buyer has no present intention of selling, assigning, transferring or otherwise distributing the same. Buyer understands that the transaction in which it is purchasing the Shares has not been registered under the Securities Act of 1933, as amended or applicable state securities laws.

                                   ARTICLE V
              Trade Secrets; Nonsolicitation; and Non-Competition
              ---------------------------------------------------

       The Seller hereby agrees that for a period of five years after the later of (i) the Closing Date or (ii) the termination of his employment with the Company or any other subsidiaries or affiliates of the Buyer, the Seller will not, directly or indirectly, through a family member, a business controlled by himself or a family member, as an employee, associate, partner, manager, agent or otherwise:

            (a) divulge in any manner to persons outside the Buyer's organization any of the trade secrets of the Company and the Buyer, including all patents, patent applications, designs, blueprints, business methods and procedures, names of customers and suppliers, pricing information, training and operating manuals and any other items considered as trade secrets under applicable law;

            (b) compete, directly or indirectly, with the Buyer or the Company in any business activities in which either the Company or the Buyer was engaged on the date of this Contract;

            (c) influence or attempt to influence any employee of the Buyer or of the Company on the date of this Contract to terminate his or her employment or to work for any competitor of the Company or the Buyer;

            (d) engage directly or indirectly in sales of products or services similar to or competitive with those of the Company or the Buyer on the date of this contract;

            (e) solicit customers for, or otherwise aid or assist, anyone engaged in a business or businesses which market products or services similar to or competitive with the Company or the Buyer on the date of this Contract;

            (f) have or acquire an interest in any business operation which markets products or services similar to or competitive with those of the Company or the Buyer on the date of this Contract; provided, however, that this obligation shall not prevent the Seller from holding the 60% share in Witte GmbH, Katzhutte (Thuringen), he is actually holding at the signing of this Contract, and provided, further that this obligation shall not prevent the Seller from acquiring and/or holding passive investments in publicly traded companies (not to exceed 5% of the capital stock of any such company); or

            (g) solicit any customer or active dealers or sales representatives of the Company or the Buyer, except on behalf of the Buyer.

The scope of the foregoing prohibited actions includes all of North America, Europe, Malaysia and any other relevant markets of the Company or the Buyer on the date of this Contract. The Seller hereby acknowledges that any of the actions prohibited above would cause irreparable harm to the Company and to the Buyer, and the Seller hereby consents to the entry of a restraining order or injunction prohibiting any such solicitation or interference. For purposes of this Article V, the Company shall mean the Company and any successor corporation into which it may be merged or consolidated, and the Buyer shall mean the Buyer and each of its subsidiaries or affiliates and any successor corporation into which any of them may be merged or consolidated. The covenants contained in this Article V shall survive the Closing Date.

                                   ARTICLE VI
                     Conditions to Obligations of the Buyer
                     --------------------------------------

       The obligations of the Buyer to complete the transactions contemplated by this Contract and to acquire the Shares are subject, at the Buyer's option, to satisfaction of the following conditions on or before the Closing Date:

       6.1 The representations, warranties and covenants of the Seller contained herein shall be true, complete and correct on and as of the Closing Date as though such representations, warranties and covenants were made on and as of the Closing Date, and the Seller shall not be in default under any of the provisions of this Contract on or prior to the Closing Date.

       6.2 The Seller shall have transferred and delivered to the Buyer stock certificates for the Shares, with stock powers attached, duly endorsed in blank, all properly executed in proper form.

       6.3 The Buyer shall have received the written resignation of all members of the boards of directors of the Company as Buyer shall request and of such officers of each of the Company as Buyer shall request.

       6.4 The Buyer shall have received possession or control of all corporate and other records of the Company including but not limited to minute books, stock transfer books and registers, books of account, leases and material contracts.

       6.5 Seller shall have entered into an employment agreement with Buyer or its subsidiaries or affiliates for a term of 36 months, on terms acceptable to the Buyer and the Seller, and a separate agreement on the same terms as the Seller's agreement in Article V hereof.

       6.6 Daniel S. Savocchia shall have entered into an employment agreement with Buyer or its subsidiaries or affiliates for a term of 36 months, on terms acceptable to the Buyer and Mr. Savocchia, and an agreement on the same terms (except made applicable to Mr. Savocchia) as the Seller's agreement in Article V hereof.

       6.7 All obligations and indebtedness of the Company to the Seller, to any other shareholder or prior shareholder of the Company, or to any affiliate of the Company (except of W. Albrecht GmbH & Co KG, Alba Speziallampen GmbH, Alba Light Design GmbH, A&S Electric Production, W. Albrecht Grundstuckgesellschaft GbR, Arnold GmbH, BSC Arnold GmbH & Co KG, Alba Technology (M) Sdn, Bhd) (except for salaries and the items described on
Schedule 3.3 including the repaid loan to Daniel S. Savocchia) shall have been converted to capital of the Company.

       6.8 The transactions described in (i) the Agreement on the Sale and Transfer of Shares and Interests in the ALBA/Albrecht Group, among Seller, Willy Paul Albrecht, Petra Albrecht-Arnold, Buyer and Alba Speziallampen Holding GmbH and (ii) the Contract for Exchange of Stock between the Seller and the Buyer, relating to the remaining capital stock of the Company, shall have been completed simultaneously with the closing of the transactions described in this Agreement.

       6.9 The foregoing provisions of this Article VI shall be for the exclusive benefit of the Buyer but such provisions, or any of them, may be waived in whole or in part by the Buyer and if any condition contained in this
Article VI is not fulfilled, the Buyer shall have the right to cancel this Contract in addition to any other rights or remedies it may have hereunder, or otherwise.

                                  ARTICLE VII
                    Conditions to Obligations of the Seller
                    ---------------------------------------

       The obligations of the Seller to complete the transactions contemplated by this Contract and to sell the Shares are subject, at the Seller's option, to satisfaction of the following conditions on or before the Closing Date:

       7.1 The representations, warranties and covenants of the Buyer set forth herein shall be true, complete and correct on and as of the Closing Date as though such representations, warranties and covenants were made on and as of the Closing Date, and the Buyer shall not be in default under any of the provisions of this Contract on or prior to the Closing Date.

       7.2 The Buyer shall have made payment of DM 3,100,000 to the Seller by wire transfer.

       7.3 The transactions described in (i) the Agreement on the Sale and Transfer of Shares and Interests in the ALBA/Albrecht Group, among Seller, Willy Paul Albrecht, Petra Albrecht-Arnold, Buyer and Alba Speziallampen Holding GmbH and (ii) the Contract for Exchange of Stock between the Seller and the Buyer, relating to the remaining capital stock of the Company, shall have been completed simultaneously with the closing of the transactions described in this Agreement.

       7.4 The foregoing provisions of this Article VII shall be for the benefit of the Seller and such provisions, or any of them, may be waived in whole or in part by the Seller and if any condition contained in this Article VII is not fulfilled the Seller shall have the right to cancel this Contract in addition to any other rights or remedies he may have hereunder, or otherwise.

                                  ARTICLE VIII
                                    Closing
                                    -------

       The closing of the transactions contemplated by this Contract shall take place on the Closing Date at such location as the Seller and the Buyer may mutually agree. The "Closing Date", as used in this Contract, shall mean ten o'clock A.M. (applicable time then in effect at the location of the closing) on May 29, 1996, provided that the Seller and the Buyer may by mutual written agreement set an earlier or later time for the Closing Date.

                                   ARTICLE IX
                        Termination or Failure to Close
                        -------------------------------

       9.1  Voluntary Termination.  This Contract may be terminated and purchase
            ---------------------
of the Shares abandoned before Closing by the mutual consent of the Seller and the Buyer.

       9.2  Failure of Buyer to Close.  Should the conditions set forth in
            -------------------------
Article VII hereof fail to be met on or before the Closing Date, at the option of the Seller, the Contract shall be deemed terminated and abandoned. Such termination shall not prohibit any claims by the Seller against the Buyer for damages.

       9.3  Failure of Seller to Close.  Should the conditions set forth in
            --------------------------
Article VI hereof fail to be met on or before the Closing Date, at the option of the Buyer, the Contract shall be deemed terminated and abandoned. Such termination shall not prohibit any claims by the Buyer against the Seller for damages.

                                   ARTICLE X
           Survival and Limitations of Representations and Warranties
           ----------------------------------------------------------

       10.1 Survival of Warranties by the Seller.  The representations and
            ------------------------------------
warranties made by the Seller and contained in this Contract will survive the closing of the purchase of the Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Buyer or any other person or any knowledge of the Buyer or any other person, shall continue in full force and effect for the benefit of the Buyer, subject to the following provisions of this section.

            (a) Except as provided in (b) and (c) of this section, no warranty claim may be made or brought by the Buyer after the date which is the earlier of (i) six months after the Buyer received actual knowledge of the breach of the representation or warranty, and (ii) June 30, 1997.

            (b) Any warranty claim which is based upon or relates to the tax liability of the Company for a particular taxation year may be made or brought by the Buyer at any time prior to ninety days after the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties in respect of such taxation year under applicable tax legislation could be issued.

            (c) Any warranty claim which is based upon or relates to the title to the Shares or which is based upon intentional misrepresentation or fraud by the Seller may be made or brought by the Buyer at any time prior to June 30, 2001.

After the expiration of the period of time referred to in (a) of this section, the Seller will be released from all obligations and liabilities in respect of the representations and warranties made by the Seller and contained in this Contract or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any warranty claims made by the Buyer in writing (setting forth in reasonable detail the facts and circumstances of the cause of the claim) prior to the expiration of such period and subject to the rights of the Buyer to make any claim permitted by (b) and/or (c) of this section. For purposes of this Section
10.1 "Buyer" shall refer to the Buyer, its successors and assigns, and any affiliates or other entities controlled directly or indirectly by the Buyer.

       10.2 Survival of Warranties by Buyer.  The representations and warranties
            -------------------------------
made by the Buyer and contained in this Contract will survive the closing of the purchase and sale of the Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Seller or any other person or any knowledge of the Seller or any other person, shall continue in full force and effect for the benefit of the Seller; provided that no warranty claim may be made or brought by the Seller after the date which is the earlier of (i) six months after the Buyer received actual knowledge of the breach of the representation or warranty, and (ii) June 30, 1997.

       10.3 Limitations on Warranty Claims.  The Buyer shall not be entitled to
            ------------------------------
make a warranty claim if the Buyer has received written notice prior to the Closing Date of the inaccuracy, non-performance, non-fulfillment or breach which is the basis for such warranty claim and the Buyer completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfillment or breach.

                                   ARTICLE XI
                                   Indemnity
                                   ---------

       11.1 Indemnity by the Seller.
            -----------------------

            (a) The Seller hereby agrees to indemnify and save the Buyer harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Buyer or which the Buyer may suffer or incur as a result of, in respect of or arising out of:

                   (i) any non-performance or non-fulfillment of any covenant or agreement on the part of the Seller contained in this Contract or in any document given in order to carry out the transactions contemplated hereby;

                  (ii) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Seller contained in this Contract; and

                  (iii) all costs and expenses including, without limitation, legal fees incidental to or in respect of the foregoing.

            (b) The obligations of indemnification by the Seller pursuant to this section will be:

                   (i) subject to the limitations referred to in Section 10.1 hereof with respect to the survival of the representations and warranties by the Seller;

                  (ii) subject to the limitations referred to in Section 10.3 hereof; and

                  (iii) limited, in any case whatsoever (including any punitive damages and similar rights or remedies of the Buyer), to the amount of DM 3,000,000.

For purposes of this Section 11.1 "Buyer" shall refer to the Buyer, its successors and assigns, and any affiliates or other entities controlled directly or indirectly by the Buyer.

       11.2 Indemnity by the Buyer.
            ----------------------

            (a) The Buyer hereby agrees to indemnify and save the Seller harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Seller or which the Seller may suffer or incur as a result of, in respect of or arising out of:

                   (i) any non-performance or non-fulfillment of any covenant or agreement on the part of the Buyer contained in this Contract or in any document given in order to carry out the transactions contemplated hereby;

                  (ii) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Buyer contained in this Contract; and

                  (iii) all costs and expenses including, without limitation, legal fees incidental to or in respect of the foregoing.

            (b) The obligations of indemnification by the Buyer pursuant to this section will be subject to the limitations referred to in Section 10.2 hereof with respect to the survival of the representations and warranties by the Buyer.

       11.3 Rights of Indemnitors.  Anything in this Contract to the contrary
            ---------------------
notwithstanding, in no case shall any indemnitor under this Contract be liable under this Contract with respect to any action, claim or proceeding by a third party against any indemnitee ("Indemnified Party") under this Contract, unless the Indemnified Party shall notify the indemnifying party ("Indemnifying Party") of the assertion or commencement of such action, claim or proceeding within a reasonable period of time or, if citation or service of process has been made, within twenty (20) days thereafter. The Indemnifying Party may, at its option and at its sole expense, participate in the defense of and contest any such action, claim or proceeding, provided that the Indemnified Party shall at all times also have the right to participate fully therein. If the Indemnifying Party, within a reasonable time after receiving such notice, fails to participate, the Indemnified Party shall have the right, but shall not be obligated, to undertake the defense of the action, claim or proceeding for the account of and at the risk of the Indemnifying Party; provided, however, that in the event that the

Indemnified Party shall determine to compromise or settle (exercising its judgment in good faith) any such action, claim or proceeding, the Indemnified Party shall be required to give the Indemnifying Party fifteen (15) days notice of such determination. If the Indemnifying Party shall not undertake the defense of such action, claim or proceeding prior to the expiration of such fifteen day period, the Indemnified Party shall then be entitled to compromise or settle the action, claim or proceeding for the account of and at the risk of the Indemnifying party. The parties agree that any Indemnified Party may join any Indemnifying Party in any action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Contract.

       11.4 Additional Rights.  Any right of indemnity of any party pursuant to
            -----------------
this Article XI of this Contract shall be in addition to and shall not operate as a limitation on any other right to indemnity of such party pursuant to this Contract, any document or instrument executed in connection with the consummation of the transaction contemplated hereby, or otherwise.

                                  ARTICLE XII
                                    Notices
                                    -------

       All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or faxed (with a contemporaneous mailing, first class postage prepaid):

       (1)  If to the Seller, to:

                  Werner A. Arnold
                  Wildensorgerstr. 8
                  96049 Bamberg, Germany
                  Telephone: (0951) 9338-166
                  FAX: (001) 951-500323

            with a copy to:

                  Dr. Thomas O.J. Burkert
                  Hennerkes, Jeschke, Kirchdorfer & Partner
                  Jahnstrasse 43
                  70597 Stuttgart, Germany
                  Telephone: (0711) 725790
                  FAX: (0711) 7257920

       (2)  If to Buyer, to:

                  Chicago Miniature Lamp, Inc.
                  P.O. Box 101
                  500 Chapman Street
                  Canton, Massachusetts  02021, USA
                  Attention:  Frank M. Ward
                  Telephone: (617) 828-2948
                  FAX: (617) 828-2012

            with copy to:

                  Gary H. Baker
                  Baker & Hoster
                  800 Kennedy Building
                  Tulsa, Oklahoma  74103, USA
                  Telephone: (918) 592-5555
                  FAX: (918) 587-6152

       These addresses may be changed from time to time by written notice to the other parties.

                                  ARTICLE XIII
                                 Miscellaneous
                                 -------------

       13.1 Further Assurances.  Each party hereto shall with reasonable
            ------------------
diligence do all things and provide such reasonable assurances as may be required to consummate the transactions contemplated herein and each party hereto shall provide such further documents or instruments requested by any other party as may be reasonably necessary or desirable to effect the purposes of this Contract and carry out its provisions, whether before or after the Closing Date.

       13.2 Costs and Expenses.  Each party shall bear all of its costs and
            ------------------
expenses incurred in connection with this Contract and the transactions contemplated hereby.

       13.3 Brokerage.  Each of the parties represents and warrants to the other
            ---------
that it has not in any way incurred any liability for any finder's fee or other remuneration to any broker, finder or agent, or made any arrangement whereby it or any other party hereto might become liable for any such fee or remuneration and if any such fee or other remuneration becomes payable as a result of any arrangements made by it, the party concerned agrees to indemnify the other parties hereto in respect of such liability.

       13.4 Governing Law.  This Contract shall be construed and governed in
            -------------
accordance with the laws of the State of Illinois.

       13.5 JURISDICTION; PROCESS; CHOICE OF FORUM.  EACH PARTY HEREBY CONSENTS
            --------------------------------------
TO THE JURISDICTION OF ANY OF THE LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN LAKE COUNTY, ILLINOIS AND WAIVES ANY OBJECTION WHICH THE

PARTY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF
                                          ----- --- ----------
ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE UNDERSIGNED, AND COVENANTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO THE RESPECTIVE PARTIES AT THE ADDRESSES SET FORTH IN ARTICLE XII ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE (5) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

       13.6 Headings.  The titles and headings of the Articles and Sections of
            --------
the Contract are inserted herein for convenience of reference only and shall not affect the interpretation or construction of this Contract.

       13.7 Entire Agreement; Amendments; Waivers.  This Contract, together with
            -------------------------------------
any schedules and exhibits attached hereto, constitute the entire agreement between the parties with respect to the subject matters hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written. No supplement, modification or waiver of this Contract shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Contract shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

       13.8 Inurement.  This Contract shall inure to the benefit of and be
            ---------
binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

       13.9 Modification and Severability.  If a court of competent jurisdiction
            -----------------------------
declares that any provision of this Contract is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Contract and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Contract to which such declaration does not relate. In that event, this Contract shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Contract shall remain in full force and effect.

       13.10 Counterparts.  This Contract may be executed in multiple
             ------------
counterparts by the various parties hereto, each of which shall constitute an original counterpart, and all of which when taken together shall constitute but one and the same Contract.

       IN WITNESS WHEREOF, the parties have executed this Contract on the day and year first above written.


BUYER:                               CHICAGO MINIATURE LAMP, INC.


                                     By /s/ Frank M. Ward
                                       -----------------------------------------
                                                                       President

SELLER:
                                        /s/ Werner A. Arnold
                                      ------------------------------------------
                                      WERNER A. ARNOLD

                                  SCHEDULE 3.3
                                  ------------
                     EMPLOYMENT, PENSION AND LABOR MATTERS
                     -------------------------------------
  The Company has a 401(k) Plan which will be terminated prior to the Closing
                                     Date.
                               DUE AS OF 12/31/95

===================================================================================
                                                           Bonus due       Profit
                       Salary   Commission    Accrued         for         Sharing
Employee                Due         Due       Vacation       1995       due for 1995
- -----------------------------------------------------------------------------------
Paul Albrecht            0.00         0.00      0.00       12000.00            0.00
- -----------------------------------------------------------------------------------
Werner Arnold            0.00     41459.35      0.00       12119.32        22500.00
- -----------------------------------------------------------------------------------
Giovanni Fioccoia        0.00         0.00      0.00        4000.00            0.00
- -----------------------------------------------------------------------------------
Daniel S. Savocchia      0.00    103648.37   4153.86      163000.00        22500.00
- -----------------------------------------------------------------------------------
Peggy Cook               0.00         0.00      0.00       11917.88         7082.02
- -----------------------------------------------------------------------------------
Jack Wicks               0.00     18095.39      0.00        3946.15        15053.85
- -----------------------------------------------------------------------------------
TOTALS                   0.00    163203.11   4153.86      206983.35        67135.87
===================================================================================

Commissions due paid on 03/29/96
Accrued vacations to Daniel S. Savocchia paid 4/29/96
Bonuses for 1995 operations paid 03/15/96
Profit Sharing for 1995 operations paid 4/29/96(Profit Sharing Plan will be terminated prior to Closing)
Loan to Daniel S. Savocchia repaid 4/29/96
Loan to Werner Arnold still outstanding as of 5/08/96.

                        COMMISSIONS FOR 1ST QUARTER 1996

=================================================================
                                                      Commissions
            Employee                                      Due
- -----------------------------------------------------------------
Paul Albrecht                                                0.00
- -----------------------------------------------------------------
Werner Arnold                                            28543.14
- -----------------------------------------------------------------
Giovanni Fioccoia                                            0.00
- -----------------------------------------------------------------
Daniel S. Savocchia                                      85629.44
- -----------------------------------------------------------------
Peggy Cook                                                   0.00
- -----------------------------------------------------------------
Jack Wicks                                               16615.07
- -----------------------------------------------------------------
TOTALS                                                  130787.65
=================================================================

Commissions for 1st Quarter were paid on 04/29/96.


      VACATIONS FOR 1996 WILL ACCRUE UNTIL CLOSING (APPROXIMATELY 6/01/96)

=================================================
      Employee         Weeks  Additional Vacation
                                  due 6/01/96
- -------------------------------------------------

Paul Albrecht              0                 0.00
- -------------------------------------------------
Werner Arnold              0                 0.00
- -------------------------------------------------
Giovanni Fioccoia          2               760.00
- -------------------------------------------------
Daniel S. Savocchia        3              4153.86
- -------------------------------------------------
Peggy Cook                 3              2019.24
- -------------------------------------------------
James Boch                 2              1730.76
- -------------------------------------------------
Jack Wicks                 3              1730.79
- -------------------------------------------------
TOTALS                                   10394.65
=================================================

                                 SCHEDULE 3.4
                                 ------------
                              MATERIAL CONTRACTS
                              ------------------

Agency Agreement, dated February 10, 1995, between W. Albrecht GmbH and Co KG and Alba Lamps, Inc.

                                  SCHEDULE 3.5
                                  ------------
                       ENVIRONMENTAL LICENSES AND PERMITS
                       ----------------------------------

                                      NONE

                                  SCHEDULE 3.8
                                  ------------
                                  UNPAID TAXES
                                  ------------

Tax returns for Federal and Illinois State Income Taxes for 1995 have not been filed as of the date of the Agreement. An extension until September 15, 1996, for filing such returns has been obtained. The taxes due for the periods covered by the 1995 returns have been paid.

                                  SCHEDULE 3.9
                                  ------------
                            ENCUMBRANCES AND LEASES
                            -----------------------

Lease, dated October 23, 1995, between Anita Foertsch (Lessor) and Alba Lamps, Inc. (Lessee) relating to approximately 1300 sq. ft. of office and warehouse space at 5230 Wesley Terrace, Rosemont, Illinois, with a termination date of October 31, 1997.

                                SCHEDULE 3.12(D)
                                ----------------

Alba Lamps, Inc. entered into an Employment Agreement with James Boch, as sales manager, dated February 19, 1996, with an annual compensation of $40,000 plus 1% of net sales commission and employee benefits of approximately $8,000 plus medical benefits.